EXHIBIT 10.1

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

5% CONVERTIBLE PROMISSORY NOTE

OF

MOJO DATA SOLUTIONS, INC.

ISSUANCE DATE: JANUARY 31, 2014

TOTAL FACE VALUE OF NOTE: $80,000.00 (USD)

THIS PROMISSORY NOTE is a duly authorized Convertible Promissory Note (the “Note”) of MOJO DATA SOLUTIONS, INC., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (the “Company,” “MOJO” or the “Maker”), designated as the Company’s 5% Convertible Promissory Note Due One (1) Year from the Issuance Date (“Maturity Date”) in the original principal amount of EIGHTY THOUSAND U.S. DOLLARS AND NO CENTS ($80,000.00) (the “Principal Amount”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of MOBILE DATA SYSTEMS, INC., a corporation duly organized and existing under the laws of New York, or its registered assigns or successors-in-interest (the “Holder”) the Principal Amount together with all accrued but unpaid interest thereon on the Maturity Date, to the extent such Principal Amount and accrued interest has not been repaid or converted into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, subject to adjustment, in accordance with the terms hereof.

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Interest on the unpaid Principal Amount shall accrue at the rate of Five Percent (5%) per annum, commencing on the date of issuance of this Note (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion in accordance with the terms hereof. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

This Note may be prepaid without penalty or the written consent from Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. Any amount prepaid shall first be applied to accrued and payable interest and then to the outstanding Principal Amount.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company thereof; (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York or the Commonwealth of Puerto Rico are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist upon (i) the sale of all, or substantially, all of the assets of the Corporation or (ii) upon the termination of Joseph Spiteri as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

“Conversion Price” shall mean $0.05, subject to adjustment pursuant to the terms and conditions hereto.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note and (ii) all accrued but unpaid interest hereunder.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

“USD” or “$” shall mean United States Dollars.

The following terms and conditions shall apply to this Note:

Article I. Conversion.

(a)	Conversion Right

(i)	Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s option, at any time and from time to time, to convert the outstanding Principal Amount under this Note, in whole or in part, into a number of shares of Common Stock equal to the quotient as a result of dividing the Principal Amount by the Conversion Price, by delivering to the Company, or directly to Company’s Transfer Agent, a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by email.

(ii)	The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date.” If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Business Days after the Conversion Date) a Note for such outstanding Principal Amount that has not been converted as if this Note has been surrendered to the Company for partial conversion. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(iii)	The Company will deliver to the Holder (or Holder’s authorized designee) not later than ten (10) Business Days after the Conversion Date, a certificate or certificates which certificate(s) representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Business Day after the Conversion Date, the Holder shall be entitled by notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

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(b)	Conversion Price Adjustments.

(i)	Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while this Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. Upon each adjustment of the Conversion Price pursuant to the provision above, the number of shares of Common Stock issuable upon conversion of this Note shall be adjusted by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon conversion of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

(ii)	Distributions. If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock any indebtedness, assets, cash, rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries, then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder the amount of such indebtedness, assets, cash or rights or warrants which the Holder would have received had the Note been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution.

(iii)	Rounding of Adjustments. All calculations under this Note resulting in a fraction of a share of Common Stock shall be rounded up to the nearest whole number.

(c)	Notice of Certain Events. If:

(i)	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(ii)	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii)	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

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(iv)	the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

(v)	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address and email address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)	Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, a sufficient number of shares of Common Stock as shall be issuable (taking into account the adjustments pursuant to this Note but without regard to any ownership limitations contained herein) upon the conversion of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully-paid, non-assessable shares of Common Stock of the Company, free and clear of any and all Encumbrances.

(e)	Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

(f)	Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

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Article II. Defaults and Remedies.

(a)	Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than two (2) Business Days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received notice informing the Company that it has failed to issue shares or deliver stock certificates within the tenth day following the Conversion Date; (iii) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company in excess of $50,000 or for money borrowed the repayment of which is guaranteed by the Company in excess of $50,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (iv) failure to have sufficient number of authorized and unreserved, but unissued shares of the Company’s Common Stock available for any said conversion; (v) a Bankruptcy Event or (vi) the consummation of a Change in Control Transaction

(b)	Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note due and immediately payable. In the event of such acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal Amount of the Note held by the Holder plus all accrued and unpaid interest, fees, and liquidated damages, if any.

Article III. General.

(a)	Payment of Expenses. The Company agrees to pay all reasonable charges and expenses up not exceeding $2,000, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)	Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)	Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

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(d)	Assignment, Etc. The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder’s affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)	No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)	Governing Law; Jurisdiction.

(i)	Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUETO RICO WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)	Jurisdiction. Any dispute, controversy or claim arising out of or in any way relating to this Note or the breach, termination or invalidity thereof, shall be settled in arbitration in accordance with the Arbitration Rules as at present force of the American Arbitration Association (“AAA”) in Puerto Rico. AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision. The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(g)	NO JURY TRIAL. THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(h)	Replacement Notes. This Note may be exchanged by the Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by the Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. If such replacement occurs, the term “Note” as used herein shall be deemed to refer to any such replacement Note.

(i)	Notification: All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice):

If to Company:	MOJO Data Solutions, Inc.
2105 Plantation Village
Dorado, Puerto Rico 00646

with a copy to:	The Magri Law Firm, PLLC
2642 NE 9th Avenue
Fort Lauderdale, FL 33334
T: (646) 502-5900
F: (646) 836-9200
pmagri@magrilaw.com
www.magrilaw.com
Attention: Philip Magri, Esq.

If to Holder:	Mobile Data Systems, Inc.
110 Lake Avenue South, Suite 35
Nesconset, New York 11767

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(j)	Liquidation. In the event of default, insolvency, dissolution, winding up or similar event of the Company, this Note shall have priority in liquidation superior to all other unsecured indebtedness of the Company.

(k)	Information Rights. The Holder shall be entitled so long as this Note remains outstanding and, if any portion of this Note is converted into shares of Common Stock the Company, so long as Holder is a shareholder of the Company, to demand and receive any information on the affairs of the Company as is available to the Company’s management, other shareholders and Board of Directors including, without limitation, to receipt of quarterly and annual financial reports, reports verbal or written addressed to the Board of Directors, the books and records of the Company (minute book, share register, etc.), notification of material events.

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[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed on the day and in the year first above written.

MAKER:

MOJO DATA SOLUTIONS, INC.

By:	/s/ JOSEPH SPITERI

Name:	Joseph Spiteri

Title:	Chairman, Chief Executive Officer, President, Secretary and Treasurer

Date:	January 31, 2014

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EXHIBIT A

FORM OF CONVERSION NOTICE

DATE: ____________________________

FROM: ____________________________

Re:	5% Convertible Promissory Note due January 31, 2015 (this “Note”) issued by MOJO Data Solutions, Inc. (the “Company”) to Mobile Data Systems, Inc. (the “Holder”) on January 31, 2014

The undersigned on behalf of the Holder hereby elects to convert $_______________________ of the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock of the Company according to the conditions hereof, as of the date written below. If any shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Date of Conversion:

Principal Amount Converted:

Interest Amount Converted:

Conversion Price:

Number of Shares to be Issued:

Holder:

By:

Name:

Title:

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